Exhibit 99.1

LINCOLN ELECTRIC ANNOUNCES $350 MILLION PRIVATE PLACEMENT OF SENIOR NOTES

CLEVELAND, OH, Wednesday, April 1, 2015 — Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) announced today that they intend to offer for sale to eligible purchasers in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), $350 million in aggregate principal amount of senior unsecured notes. These notes will be offered and sold in four tranches with the following fixed interest rates and maturities:

Description	Amount	Maturity
3.15% Series A Notes	$100 million	Due August 20, 2025
3.35% Series B Notes	$100 million	Due August 20, 2030
3.61% Series C Notes	$50 million	Due April 1, 2035
4.02% Series D Notes	$100 million	Due April 1, 2045

The Company expects to complete the funding and the issuance of the Series C Notes and the Series D Notes on April 1, 2015. The Series A Notes and the Series B Notes are expected to be funded and issued on August 20, 2015.

The Company intends to use the proceeds from the private placement of the Series A Notes, the Series B Notes, the Series C Notes and the Series D Notes for general corporate purposes.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such states.

The notes have not been and will not be registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities laws.

About Lincoln Electric

Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, robotic arc welding systems, plasma and oxy-fuel cutting equipment and has a leading global position in the brazing and soldering alloys market. Headquartered in Cleveland, Ohio, Lincoln has 47 manufacturing locations, including operations and joint ventures in 19 countries and a worldwide network of distributors and sales offices covering more than 160 countries. For more information about Lincoln Electric and its products and services, visit the Company’s website at http://www.lincolnelectric.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s annual report on Form 10-K filed on February 20, 2015 and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Contact

Amanda Butler

Director, Investor Relations

Tel: 216.383.2534

Email: Amanda_Butler@lincolnelectric.com